  EXHIBIT 99.1

LENDWAY, INC. NAMES ELIZABETH MCSHANE AS CHIEF FINANCIAL OFFICER

MINNEAPOLIS, MN – May 6, 2024 – Lendway, Inc. (Nasdaq: LDWY) (“Lendway”), a leading specialty ag and finance company (www.lendway.com), today announced the appointment of Elizabeth “Biz” McShane as its Chief Financial Officer, effective as of May 20, 2024.

Ms. McShane brings a wealth of experience to Lendway, having most recently served as Vice President and Corporate Controller at Regis Corporation, and previously holding senior finance and operations positions. With a foundation in public accounting from KPMG, Ms. McShane is primed to contribute significantly to Lendway’s strategic growth.

Randy Uglem, President and CEO, expressed enthusiasm about Ms. McShane’s appointment, stating, “Biz is a key addition to our leadership team, as she brings a proven record of financial and organizational leadership. Her experience will help drive forward the integration of Bloomia and support Lendway’s lending business initiatives.”

Mark Jundt, Chair of Lendway’s Board of Directors, echoed Uglem’s sentiments, saying, “We are extremely excited to have such a strong and experienced visionary financial expert join our organization and continue the momentum we have built in our specialty ag and finance focus. The Board is thrilled to work with Biz as we look to continue to build these incredible businesses.”

"This is a very exciting time to join Lendway. The company has taken a bold step with its acquisition of Bloomia to propel its next chapter of growth and transformation into a specialty ag and finance business,” said Ms. McShane.  "I look forward to working with the team to drive operational efficiencies and cultivate new opportunities to create shareholder value."

Zack Weber, Lendway’s Vice President of Finance and current principal financial and accounting officer, is expected to depart the company effective June 3rd, 2024. Uglem commended Weber for his decade of service, particularly highlighting his contributions to Lendway’s recent transformation. “Zack has been an incredible asset to the company, and we wish him nothing but the best in his future endeavors,” added Mr. Jundt.

About Lendway, Inc.

Lendway, Inc (Nasdaq: LDWY) is a specialty ag and finance company focused on making and managing its ag investments in the U.S. and internationally. Lendway fully owns and operates FarmlandCredit.com, a non-bank lending business that seeks to purchase existing loans and/or originate and fund new loans domestically. Lendway is also the majority owner of Bloomia, one of the largest producers of fresh cut tulips in the United States. For additional information, contact (800) 874-4648, or visit our website at www.lendway.com. Investor inquiries can be submitted to info@lendway.com.

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Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. Factors that could cause actual results to differ materially include the following: (1) our ability to integrate and continue to successfully operate the Bloomia business, (2) our ability to compete, (3) concentration of Bloomia’s historical revenue among a small number of customers, (4) changes in interest rates, (5) ability to comply with the requirements of our credit agreement, , (6) market conditions that may restrict or delay appropriate or desirable opportunities, (7) our ability to develop and maintain necessary processes and controls relating to our businesses (8) reliance on one or a small number of employees in each of our businesses, (9) other economic, business, market, financial, competitive and/or regulatory factors affecting Lendway’s businesses generally; (10) our ability to attract and retain highly qualified managerial, operational and sales personnel; and (11) the availability of additional capital on desirable terms, if at all. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2023 and additional risks, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

Contact:

Lendway, Inc.

Randy Uglem, CEO

(763) 392-6200

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